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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 18, 2003, relating to the financial statements and financial highlights which appear in the May 31, 2003 Annual Reports to Shareholders of the Primary Fund, U.S. Government Fund, U.S. Treasury Fund and the Strategist Money-Market Fund (four series of The Reserve
Fund), the Interstate Tax-Exempt Fund, California Tax-Exempt Fund, Connecticut Tax-Exempt Fund, Florida Tax-Exempt Fund, Massachusetts Tax-Exempt Fund, Michigan Tax-Exempt Fund, New Jersey Tax-Exempt Fund, Ohio Tax-Exempt Fund, Pennsylvania Tax-Exempt Fund, and Virginia Tax-Exempt Fund (ten of the series of Reserve Tax-Exempt Trust), the New York Tax-Exempt Fund (a series of Reserve New York Tax-Exempt Trust), and the Louisiana Municipal Money-Market Fund and Minnesota Municipal Money-Market Fund (constituting Reserve Municipal Money-Market Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Investment Management, Distribution and Custodian Agreements - Custodian and Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 30, 2003